Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-69776 on Form S-8 of our report dated June 28, 2006, appearing in this Annual Report on Form 11-K of Marsh & McLennan Companies Stock Investment Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

New York, New York

June 28, 2006